
New GOL Parent S.A.
(Luxembourg)
GOL Investment Brasil S.A.
(Brazil)
GOL Linhas Aéreas Inteligentes S.A.
(Brazil)
100%
GOL Linhas Aéreas S.A.
(Brazil)
100%
GTX S.A.
(Brazil)
100%
GAC INC.
(Cayman Islands)
100%
Gol Finance
(Luxembourg)
100%
Gol Finance
(Cayman Islands)
100%
Smiles Fidelidade S.A.
(Brazil)
100%
Smiles Viagens e Turismo S.A.
(Brazil)
5%
95%
Smiles Fidelidade Argentina S.A.
(Argentina)
100%
Capitânia Air Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior
(Brazil)
100%
Sorriso Fundo de Investimento em Cotas de Fundos de Investimento Multimercado Crédito Privado Investimento no Exterior
(Brazil)
2%
98%
Smiles Viajes y Turismo S.A.
(Argentina)
Gol Equity Finance
Orphan SPV
(Luxembourg)